Exhibit 10.28
First Amendment to Amended and Restated
Limited Liability Company Agreement of
Southstar Energy Services LLC
This FIRST AMENDMENT (the “Amendment”) TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (the “LLC Agreement”) of SOUTHSTAR ENERGY SERVICES LLC, a Delaware limited liability company (the “Company”), is made as of this 31st day of July, 2006, by and between Georgia Natural Gas Company and Piedmont Energy Company, as the current Members of the Company.
WITNESSETH
WHEREAS, the Members have entered into the Agreement as of January 1, 2004, and now, to reflect changed circumstances, desire to amend the Agreement, as set forth herein.
NOW THEREFORE, in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members agree as follows:
1.	All capitalized terms not otherwise defined in this Amendment shall have the same meaning as set forth in the Agreement.

2.	Section 4.1(e) of the Agreement is hereby amended by deleting the word “audited” therefrom.

3.	Section 4.3(d) of the Agreement is hereby amended by deleting the word “audited” and the clause “prepared by a national CPA firm selected by the Executive Committee” therefrom.

4.	The Members agree that, other the specific amendments set forth herein, the Agreement remains unaltered and in full force and effect.

5.	This Amendment may be executed in counterparts, which, when assembled, shall constitute one and the same counterpart.
[Signatures on following page]

In witness whereof, the Members have caused their authorized officers to execute this Amendment as of the date and year first written above.
GEORGIA NATURAL GAS COMPANY
By: /s/ Brett Stovern
Name: Brett Stovern
Title: Vice President

PIEDMONT ENERGY COMPANY
By: /s/ David J. Dzuricky
Name: David J. Dzuricky
Title: Vice President